AMENDED AND RESTATED

BYLAWS

OF

iCAD, INC.

Page

ARTICLE 1 CORPORATE OFFICES		4

1.1	Registered Office.	4

1.2	Other Offices.	4

ARTICLE 2 MEETINGS OF STOCKHOLDERS		4

2.1	Place of Meetings.	4

2.2	Annual Meeting.	4

2.3	Special Meeting.	4

2.4	Notice of Stockholders’ Meetings.	5

2.5	Manner of Giving Notice; Affidavit of Notice.	5

2.6	Validation of Meetings; Waiver of Notice; Consent.	5

2.7	Quorum.	5

2.8	Adjourned Meeting; Notice.	6

2.9	Voting.	6

2.10	Stockholder Action by Written Consent Without a Meeting.	6

2.11	Record Date for Stockholder Notice, Voting or Giving Consents.	7

2.12	Proxies.	8

2.13	List of Stockholders Entitled to Vote.	8

2.14	Conduct of Meeting of Stockholders.	8

ARTICLE 3 DIRECTORS		9

3.1	Powers.	9

3.2	Number of Directors.	9

3.3	Election and Term of Office of Directors.	9

3.4	Resignation, Removal and Vacancies.	9

3.5	Place of Meetings; Meetings by Telephone.	10

3.6	Regular Meetings.	10

3.7	Special Meetings; Notice.	11

3.8	Quorum; Voting.	11

3.9	Waiver of Notice.	11

3.10	Board Action by Written Consent Without a Meeting.	12

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(continued)

Page

ARTICLE 4 COMMITTEES		12

4.1	Committees of Directors.	12

4.2	Meetings and Action of Committees.	12

ARTICLE 5 OFFICERS		13

5.1	Officers.	13

5.2	Election of Officers.	13

5.3	Subordinate Officers.	13

5.4	Removal and Resignation of Officers; Vacancies in Offices.	13

5.5	Powers and Duties of Officers Generally.	14

5.6	Duties of the Chairperson of the Board.	14

5.7	Duties of the Chief Executive Officer.	14

5.8	Duties of the President.	14

5.9	Duties of the Vice Presidents.	15

5.10	Duties of the Secretary.	15

5.11	Duties of the Chief Financial Officer.	15

5.12	Duties of the Chief Technology Officer.	15

5.13	Duties of the Treasurer.	16

5.14	Duties of the Assistant Secretary.	16

5.15	Duties of the Assistant Treasurer.	16

5.16	Loans to Officers and Employees.	16

ARTICLE 6 INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS		17

6.1	Indemnification of Directors and Officers.	17

6.2	Successful Defense.	17

6.3	Advancement of Expenses of Directors and Officers.	17

6.4	Indemnification of Employees and Agents.	17

6.5	Advancement of Expenses of Employees and Agents.	18

6.6	Limitation on Indemnification and Advancement of Expenses.	18

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(continued)

Page

6.7	Non-Exclusivity of Rights; Conflicts.	18

6.8	Insurance.	19

6.9	Amendment or Repeal.	19

ARTICLE 7 RECORDS AND REPORTS		19

7.1	Maintenance and Inspection of Share Register and Other Books and Records.	19

ARTICLE 8 STOCK AND STOCK CERTIFICATES		20

8.1	Stock Certificates; Transfer Agents and Registrars.	20

8.2	Special Designation on Certificates.	20

8.3	Lost Certificates.	20

8.4	Transfer of Stock.	20

8.5	Stock Transfer Agreements.	23

8.6	Registered Stockholders.	23

ARTICLE 9 GENERAL MATTERS		23

9.1	Checks; Drafts; Evidences of Indebtedness.	23

9.2	Corporate Contracts and Instruments; How Executed.	23

9.3	Fiscal Year.	23

9.4	Seal.	23

9.5	Representation of Shares of Other Corporations.	24

9.6	Construction; Definitions.	24

9.7	Facsimile or Electronic Signature.	24

9.8	Annual Report.	24

ARTICLE 10 AMENDMENTS		24

10.1	Amendments.	24

-iii-

AMENDED AND RESTATED
BYLAWS
OF
iCAD, INC.

ARTICLE 1
CORPORATE OFFICES

1.1	Registered Office.

The address of the registered office of the corporation in the State of Delaware will be at the location originally designated upon formation of the corporation or at a location otherwise designated by the Board of Directors. The corporation’s registered agent will be the agent originally designated upon formation of the corporation or an agent otherwise designated by the Board of Directors.

1.2	Other Offices.

The corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors or principal executive officer from time to time may designate or the business of the corporation may from time to time require.

ARTICLE 2
MEETINGS OF STOCKHOLDERS

2.1	Place of Meetings.

Meetings of stockholders will be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings will be held at the principal executive office of the corporation. Alternatively, the Board of Directors may, in its sole discretion, determine that the meeting will not be held at any place, but will instead be held solely by means of remote communication as and to the extent permitted under Section 211 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

2.2	Annual Meeting.

The annual meeting of stockholders will be held on such date and at such time as may be designated by the Board of Directors. At the meeting, stockholders will elect directors and transact any other business as may be properly brought before the meeting.

2.3	Special Meeting.

Except as required by applicable law, special meetings of stockholders may be called only by the chairperson of the Board of Directors, the president or the secretary, or pursuant to a resolution adopted by the Board of Directors, and may not be called by any other person or persons. The only business which may be conducted at a special meeting of stockholders will be the matter or matters set forth in the notice of such meeting.

2.4	Notice of Stockholders’ Meetings.

Except as may be otherwise provided in the Certificate of Incorporation or required by law, all notices of meetings of the stockholders will be in writing and will be sent or otherwise given in accordance with Section 2.5 not fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice will specify the place (if any), date and hour of the meeting, the means of remote communication (if any), by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5	Manner of Giving Notice; Affidavit of Notice.

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders under the DGCL, the Certificate of Incorporation, these Bylaws or otherwise may be given by a form of electronic transmission that satisfies the requirements of Section 232 of the DGCL.

An affidavit of the secretary, an assistant secretary, the transfer agent or other agent of the corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6	Validation of Meetings; Waiver of Notice; Consent.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon arrival of such person, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation.

2.7	Quorum.

The holders of a majority in voting power of the shares of the corporation entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business, except as otherwise provided by the DGCL or by the Certificate of Incorporation, provided, however, that where a separate vote by a class or series or classes or series is required, holders of a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, will constitute a quorum with respect to that vote on that matter. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it will be deemed present for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8	Adjourned Meeting; Notice.

The chairperson of the meeting or the holders of a majority of the voting power of the shares present at such meeting, in person or by proxy, may in their discretion adjourn the meeting from time to time, whether or not there is such a quorum. When a meeting is adjourned (including due to a technical failure to convene or continue the meeting by remote communication), notice need not be given of the adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any), by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for the meeting held by remote communication, or set forth in the notice of the meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting.

2.9	Voting.

The stockholders entitled to vote at any meeting of stockholders will be determined in accordance with the provisions of Section 2.11, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the Certificate of Incorporation or by the DGCL, (a) each stockholder present in person or by proxy at the meeting will be entitled to one vote for each share of capital stock held by such stockholder, (b) directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and (c) every matter other than the election of directors will be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote on the matter that are present in person or represented by proxy at the meeting.

2.10	Stockholder Action by Written Consent Without a Meeting.

Unless otherwise provided in the Certificate of Incorporation, any action required by the DGCL to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

No written consent will be effective to take the corporate action referred to in such consent unless written consents signed by the requisite number of stockholders required to take the action are delivered to the corporation within 60 days of the earliest dated consent delivered to the corporation in the manner required by this Section 2.10. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, will be deemed to be written, signed and dated for purposes of this Section to the extent permitted by Section 228(d)(1) of the DGCL. Delivery to the corporation must be by delivery to its registered office in the State of Delaware, principal place of business or secretary or assistant secretary, if any, and, except for deliveries to the corporation’s registered office in the State of Delaware, may be by electronic transmission to the extent permitted by Section 228 of the DGCL, including to the extent and in the manner provided by resolution of the Board of Directors. Any such consent will be included in the minute book as if it were the minutes of a meeting of the stockholders.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation.

2.11	Record Date for Stockholder Notice, Voting or Giving Consents.

In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to express consent to an action in writing without a meeting, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date. Such record date may not (a) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, (b) be more than 60 or fewer than 10 days before the date of such meeting, (c) be more than 10 days after the date upon which the resolution fixing the record date for an action by written consent in lieu of a meeting is adopted by the Board of Directors, or (d) be more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

(i)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation; or

(iii)  The record date for determining stockholders for any other purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.12	Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by a written proxy or by an electronic transmission indicating such proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy may be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy with respect to a specific meeting will entitle the proxy holder to vote at any reconvened meeting following adjournment of such meeting, but will not be valid after the final adjournment of such meeting. A proxy will be deemed signed if the stockholder’s name is placed on the proxy or the electronic transmission indicating such proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.13	List of Stockholders Entitled to Vote.

The corporation will prepare and make, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.13 will require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The stock ledger will be the only evidence as to the identity of the stockholders entitled to examine the list or to vote in person or by proxy at any meeting of stockholders.

2.14	Conduct of Meeting of Stockholders.

The chairperson of the Board of Directors, or in the chairperson’s absence, the chief executive officer, or in the absence of the chief executive officer, the secretary, or in the absence of the secretary, any executive vice president, or in the absence of an executive vice president, a chairperson chosen by a majority of the directors present, will act as chairperson of the meetings of the stockholders. The Board of Directors is entitled to make such rules or regulations for the conduct of meetings of stockholders as it may deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including establishing an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairperson may permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

ARTICLE 3
DIRECTORS

3.1	Powers.

Subject to the provisions of DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to actions required to be approved by the stockholders, the business and affairs of the corporation will be managed and all corporate powers will be exercised by or under the direction of the Board of Directors.

3.2	Number of Directors.

The authorized number of directors of the corporation will be determined from time to time by resolution of the Board of Directors.

3.3	Election and Term of Office of Directors.

Except as provided in Section 3.4 in connection with filling vacancies and newly created directorships resulting from any increase in the authorized number of directors, directors will be elected by the stockholders and will hold office until the successor of such director is elected and qualified or until the death, resignation or removal of such director.

3.4	Resignation, Removal and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Any such resignation will be effective upon delivery, unless the notice of resignation specifies a future effective date, and unless otherwise specified, the acceptance of such resignation will not be a precondition to its effectiveness. When one or more directors so resign and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, will have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations becomes effective, and each director so chosen will hold office as provided in Section 3.3.

Unless otherwise restricted by the DGCL, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the stockholders of the corporation are entitled to cumulative voting pursuant to applicable law, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board of Directors. Notwithstanding the foregoing, the stockholders may enter into voting agreements that restrict their rights to remove directors or that obligate them to vote to remove directors only as permitted by such agreement.

No reduction of the authorized number of directors will have the effect of removing any director before that director’s term of office expires.

Unless otherwise provided in the Certificate of Incorporation, these Bylaws or applicable law:

(i) Vacancies for any reason and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; or

(ii) Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or series may, unless otherwise set forth in the Certificate of Incorporation, be filled by a majority of the directors elected by such class or series then in office, by a sole remaining director so elected, or by the stockholders of such class or series at an annual meeting or at a special meeting called by the Board of Directors for that purpose (or by written consent of such stockholders in lieu of such a meeting).

Directors appointed to fill vacancies and newly created directorships will hold office until the successor of such director is elected and qualified or until the death, resignation or removal of such director.

3.5	Place of Meetings; Meetings by Telephone.

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee meeting, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

3.6	Regular Meetings.

Regular meetings of the Board of Directors will be held on such dates and at such times and places as the Board of Directors may determine. Such regularly scheduled meetings may be held without further notice to the directors.

3.7	Special Meetings; Notice.

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, the secretary, or any two directors. Special meetings of the Board of Directors will be held upon at least four days’ notice by mail or at least 24 hours’ notice delivered personally, by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), or by other form of electronic transmission. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board of Directors.

3.8	Quorum; Voting.

A majority of the total authorized directors, or, if one or more vacancies exist on the Board of Directors, a majority of the directors then serving on the Board of Directors, provided, however, that such number may be not less than one-third of the total number of directors, will constitute a quorum for the transaction of business at any meeting of the Board of Directors, except as may otherwise be specifically provided by the DGCL or the Certificate of Incorporation or these Bylaws. The vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws requires a vote of a greater number. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A director of the corporation who is present at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, at which any action is taken will be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting any business at such meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.9	Waiver of Notice.

Whenever notice is required to be given to a director under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Without limiting the manner by which such waiver may otherwise be delivered effectively, such waiver will be deemed delivered if made by electronic transmission. Attendance of a director at a meeting will constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting and does object, at the beginning of the meeting or upon the director’s arrival, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10	Board Action by Written Consent Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form, and such filing may take place after the action by consent is taken. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction is a complete reproduction of the entire original writing.

ARTICLE 4
COMMITTEES

4.1	Committees of Directors.

The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, subject to the limitations contained in Section 141(c)(2) of the DGCL.

4.2	Meetings and Action of Committees.

Each committee will keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors. Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Article 3, including, without limitation, Section 3.5 (Place of Meetings; Meetings by Telephone), Section 3.6 (Regular Meetings), Section 3.7 (Special Meetings; Notice), Section 3.8 (Quorum; Voting), Section 3.9 (Waiver of Notice) and Section 3.10 (Board Action by Written Consent Without a Meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee. Unless the Board of Directors adopts rules for the governance of a committee, then each committee may adopt its own governance rules, provided that such rules are not inconsistent with the provisions of the DGCL, the Certificate of Incorporation or these Bylaws.

ARTICLE 5
OFFICERS

5.1	Officers.

The officers of the corporation consist of a president and/or chief executive officer, and a secretary. The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a chief financial officer, a chief technology officer, a treasurer, one or more vice presidents, assistant vice presidents, assistant secretaries and assistant treasurers, and any such other officers as may be appointed by the Board of Directors or in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person. Each officer will hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.

5.2	Election of Officers.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, will be appointed by the Board of Directors.

5.3	Subordinate Officers.

The Board of Directors may appoint, or empower the chief executive officer, the president or another officer to appoint or remove, such other officers and agents as the business of the corporation may require, each of whom will hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors (or, if so empowered, the chief executive officer, the president or another officer) may from time to time determine. If at any time any subordinate officer positions described in these Bylaws (or as provided by the Board of Directors) are vacant, the duties of such officer positions will be the responsibility of the chief executive officer.

5.4	Removal and Resignation of Officers; Vacancies in Offices.

Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors or by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time upon notice given in writing or by electronic transmission to the corporation. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in the notice, provided that the Board of Directors (or if so empowered pursuant to Section 5.3, the chief executive officer, the president or another officer) may treat a resignation given with a future effective date as an immediate resignation. Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the corporation under any contract to which the officer is a party.

Any vacancy occurring in any office of the corporation may be filled by the Board of Directors (or if so empowered pursuant to Section 5.3, the chief executive officer, the president or another officer).

5.5	Powers and Duties of Officers Generally.

The officers of the corporation will have such powers and duties in the management of the corporation as are stated in these Bylaws or in a resolution of the Board of Directors or contract of employment that are not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices and as are necessary to conduct customary management and operation of the corporation, subject to the control of the Board of Directors. A secretary or such other officer appointed to do so by the Board of Directors will have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

5.6	Duties of the Chairperson of the Board.

The chairperson of the Board of Directors, if one is elected, will, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws. The chairperson will not be considered an officer of the corporation, unless so designated by the Board of Directors. The chairperson must be a director of the corporation.

5.7	Duties of the Chief Executive Officer.

Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the chief executive officer of the corporation are:

(i) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation;

(ii) To preside at all meetings of the stockholders and, in the absence or nonexistence of a chairperson of the Board of Directors or a chair otherwise designated by the Board of Directors at a meeting, at all meetings of the Board of Directors; and

(iii) To affix the signature of the corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing that have been authorized by the Board of Directors; to sign certificates for shares of stock of the corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and direct all officers, agents and employees of the corporation.

The president will be the chief executive officer of the corporation unless the Board of Directors designates another officer to be the chief executive officer. If there is no president, and the Board of Directors has not designated any other officer to be the chief executive officer, then the chairperson of the Board of Directors will be the chief executive officer.

5.8	Duties of the President.

Subject to the supervisory powers of the chief executive officer, if there is such an officer and the president is not such officer, and subject to the control of the Board of Directors, the president will have general supervision, direction and control of the business and the subordinate officers of the corporation. The president will have the general powers and duties of management usually vested in the office of president of a corporation, including signing authority similar to the chief executive officer, and will have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. If no president is appointed, the chief executive officer will have the power and authority conferred to the president under these Bylaws.

5.9	Duties of the Vice Presidents.

In the absence or disability of the president, the vice presidents (if any) in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, will perform all the duties of the president, and when so acting will have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents will have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.10	Duties of the Secretary.

The secretary will keep, or cause to be kept, a book of minutes or record of proceedings of all meetings and actions of directors, committees of directors and stockholders.

The secretary may give, or cause to be given, notice of meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The secretary will keep the seal of the corporation (if any) in safe custody and will have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.11	Duties of the Chief Financial Officer.

The chief financial officer will be the principal financial officer, and, unless such duty is conferred to another officer by the Board of Directors, the chief accounting officer, of the corporation. The chief financial officer will have general direction of and supervision over the financial and, if applicable, accounting affairs of the corporation. The chief financial officer will render to the chief executive officer and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of the financial condition of the corporation. The chief financial officer will have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

The chief financial officer will also be the treasurer of the corporation unless otherwise designated by the Board of Directors.

5.12	Duties of the Chief Technology Officer.

The chief technology officer will have such powers and perform such duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.13	Duties of the Treasurer.

The treasurer will have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for funds due and payable to the corporation from any source, and deposit funds in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all duties incident to the office of treasurer and other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.14	Duties of the Assistant Secretary.

The assistant secretary or, if there is more than one, the assistant secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), will, in the absence of the secretary or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the secretary and will have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.15	Duties of the Assistant Treasurer.

The assistant treasurer or, if there is more than one, the assistant treasurers, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), will, in the absence of the treasurer or in the event of the inability or refusal of such officer to act, perform the duties and exercise the powers of the treasurer and will have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, these Bylaws, the chief executive officer or the president.

5.16	Loans to Officers and Employees.

The corporation may lend money to, guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or any of its subsidiaries, including any officer or employee who is a director of the corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors approves, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Section 5.16 will be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Notwithstanding the foregoing, any such loan made, guaranteed or arranged for by the corporation will be deemed to contain a provision requiring the borrower to repay the obligation in full if the corporation becomes subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended, or if the borrower becomes an officer or director of a parent entity that is subject to the restrictions of the Sarbanes-Oxley Act of 2002, as amended.

ARTICLE 6
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

6.1	Indemnification of Directors and Officers.

The corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. For purposes of this Article 6, “officers” only include officers appointed by the Board of Directors.

6.2	Successful Defense.

To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any Proceeding described in Section 6.1, or in defense of any claim, issue or matter therein, such Indemnified Person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6.3	Advancement of Expenses of Directors and Officers.

The corporation will pay the reasonable expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding will be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article 6 or otherwise; provided further, that, the corporation is not required to advance any expenses to a person against whom the corporation directly brings a claim alleging that such person has (a) breached such person’s fiduciary duties to the corporation, or (b) committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (c) derived an improper personal benefit from a transaction.

6.4	Indemnification of Employees and Agents.

The corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents will be made in such manner as is determined by the Board of Directors in its sole discretion.

6.5	Advancement of Expenses of Employees and Agents.

The corporation may pay the reasonable expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.6	Limitation on Indemnification and Advancement of Expenses.

Subject to the requirements in Section 6.2 and the DGCL, the corporation will not be required to provide indemnification or, with respect to clauses (a), (c) and (d) below, advance expenses to any person pursuant to this Article 6:

(a) in connection with any Proceeding (or part thereof) initiated by such person except (i) as otherwise required by law or (ii) in specific cases if the Proceeding was authorized by the Board of Directors;

(b) in connection with any Proceeding (or part thereof) against such person providing for an accounting or disgorgement of profits pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law or common law;

(c) for amounts for which payment has actually been made to or on behalf of such person under any statute, insurance policy or indemnity provision, except with respect to any excess beyond the amount paid; or

(d) if prohibited by applicable law.

6.7	Non-Exclusivity of Rights; Conflicts.

The rights conferred on any person by this Article 6 will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Certificate of Incorporation or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise. No indemnification or advance will be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: (a) that it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the Proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.8	Insurance.

The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the corporation’s expense insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article 6; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the corporation under the provisions of this Article 6.

6.9	Amendment or Repeal.

Any repeal or modification of the foregoing provisions of this Article 6 will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder will inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE 7
RECORDS AND REPORTS

7.1	Maintenance and Inspection of Share Register and Other Books and Records.

The corporation will keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, minute books and other records. The books and records of the corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the corporation. Any records administered by or on behalf of the corporation may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The corporation will so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Stockholders will have the right to inspect the corporation’s stock ledger and its other books and records only to the extent required, and in accordance with, the DGCL and this Section 7.1. Any stockholder of record, in person or by attorney or other agent, seeking to inspect the corporation’s stock ledger and its other books and records or make copies or extracts therefrom must provide written demand to the corporation at its registered office in Delaware or at its principal place of business. Such demand must be under oath stating the purpose thereof, which purpose must be reasonably related to such person’s interest as a stockholder. The demand must further be accompanied by documentary evidence of the stockholder’s beneficial ownership of shares of the corporation’s stock and state that such documentary evidence is a true and correct copy of what it purports to be. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath must be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder.

ARTICLE 8
STOCK AND STOCK CERTIFICATES

8.1	Stock Certificates; Transfer Agents and Registrars.

No shares of the corporation will be issued unless authorized by the Board of Directors.

The shares of the corporation will be represented by certificates unless the Board of Directors provides by resolution that some or all of any or all classes or series of its stock will be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the corporation. If shares are represented by certificates, such certificates will be in the form, other than bearer form, approved by the Board of Directors or the President, Chief Executive Officer or Secretary of the corporation. The certificates representing shares of stock, if any, will be signed by, or in the name of, the corporation by any two authorized officers of the corporation (it being understood that the chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the corporation will be authorized officers for such purpose). The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents or registrars of the stock of the corporation from time to time. Any or all of the signatures on stock certificates may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

8.2	Special Designation on Certificates.

The corporation may restrict the transfer, the registration of transfer and the ownership of its securities. The corporation may place legends or notations on stock certificates or deliver notices to uncertificated stockholders indicating the restrictions, which will be binding to the fullest extent permitted by the DGCL.

8.3	Lost Certificates.

Except as provided in this Section 8.3, no new certificate for shares will be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it that is alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the legal representative of such owner, to give the corporation a bond or an indemnity sufficient to protect it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.4	Transfer of Stock.

(a) Subject to the other provisions of this Article 8, including those relating to uncertificated shares and restrictions on transfer, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation will issue a new certificate, or, in the case of uncertificated shares, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transaction in its books. For clarity, in the case of a transfer of certificated shares that have been designated by resolution of the Board of Directors to be uncertificated shares, both the transferred shares issued to the transferee and any balance shares issued to the transferor will be uncertificated. Also, the corporation may require the stockholder to pay a reasonable transfer processing fee for any proposed transfer in an amount to be determined by the corporation.

(b) Notwithstanding anything to the contrary herein, except as expressly permitted in this Section 8.4, a stockholder may not transfer, whether by sale, gift or otherwise, any shares of the corporation’s capital stock, or any economic or beneficial interest in any such shares, to any person unless such transfer is approved by the Board of Directors prior to such transfer, which approval may be granted or withheld in the Board of Directors’ sole and absolute discretion, and which approval may be prospective or retrospective. Any transaction designed to give the stockholder essentially the same economic benefit as a sale of the shares will be deemed to constitute a transfer of the shares. Any purported transfer of any shares of the corporation’s stock effected in violation of this Section 8.4 will be null and void and will have no force or effect and the corporation will not be required to register any such purported transfer.

(c) The restrictions contained in Section 8.4(b) will not apply to any Permitted Transfer. A “Permitted Transfer” as used in this Section 8.4 means: (i) a transfer expressly contemplated by the written waiver by the corporation of any right of first refusal or similar right in favor of the corporation; (ii) any repurchase by the corporation of the corporation’s common stock, or any economic or beneficial interest in any such shares upon the occurrence of certain events such as the termination of employment or services; (iii) a transfer by beneficiary designation, will or intestate succession; (iv) a voluntary transfer to (A) any stockholder's lineal descendant or antecedent, spouse (or spouse’s antecedents), ex-spouse (but solely in connection with a transfer made pursuant to a divorce settlement) , parent, sibling (or their descendants), stepchild (or their antecedents or descendants), sibling of parent (or their antecedents or descendants), spouse of sibling (or their antecedents or descendants), including adoptive relationships, or any person sharing such stockholder’s household (other than a tenant or an employee) (such stockholder's “Immediate Family”); or (B) a trust established by the stockholder for the benefit of stockholder or stockholder’s Immediate Family members; (v) if the stockholder is a partnership, limited liability company or a corporation, any transfer to (A) a partner of such partnership, a member of such limited liability company or stockholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, without limitation, any affiliated investment fund of such stockholder), (C) a retired partner of such partnership or a retired member of such limited liability company, and (D) the estate of any such partner, member or stockholder; and (vi) any transfer by a mutual fund, pension fund, pooled investment vehicle or institutional client advised by an investment advisor registered under the Investment Advisers Act of 1940 (each, an “Advisory Client”), to another Advisory Client; provided in each case that, if requested by the corporation, the transferee agrees in writing to be bound by all rights and restrictions applicable to the shares, including, without limitation, the restrictions contained in these Bylaws. For purposes of this section, “spouse” includes “spousal equivalents” as such term is defined in Rule 501(j) of Regulation D under the Securities Act of 1933, as amended.

(d) Shares transferred in compliance with this Section 8.4, including, without limitation, any Permitted Transfer, will remain subject to the restrictions set forth herein following such transfer.

(e) Any stockholder seeking the approval of the Board of Directors of a transfer of some or all of its shares must give written notice thereof to the Secretary of the corporation that must include: (i) the name of the stockholder; (ii) the proposed transferee; (iii) the number of shares of the transfer of which approval is thereby requested; and (iv) the purchase price (if any) of the shares proposed for transfer. The corporation may require the stockholder to supplement its notice with such additional information as the corporation may request.

(f) Certificates representing, and in the case of uncertificated securities, notices of issuance with respect to, shares of stock of the corporation will have impressed on, printed on, written on or otherwise affixed to them such legends as may be required by applicable law, including without limitation the following (or substantially similar) legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.”

“THE TRANSFER OF SECURITIES REFERENCED HEREIN MAY BE SUBJECT TO RESTRICTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS PURSUANT TO AND IN ACCORDANCE WITH THE CORPORATION’S BYLAWS, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS. THE CORPORATION WILL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH THE CORPORATION’S BYLAWS.”

The corporation will take all such actions as are practicable to cause the certificates representing, and notices of issuance with respect to, shares that are subject to the restrictions on transfer set forth in this Section 8.4 to contain the foregoing legends.

8.5	Stock Transfer Agreements.

The corporation will have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

8.6	Registered Stockholders.

The corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, will be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it receives express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE 9
GENERAL MATTERS

9.1	Checks; Drafts; Evidences of Indebtedness.

From time to time, the Board of Directors may determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized may sign or endorse those instruments. The Board of Directors may delegate to an officer the authority to make such determinations and authorizations.

9.2	Corporate Contracts and Instruments; How Executed.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless such power is so authorized or ratified by the Board of Directors, provided in these Bylaws, or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.3	Fiscal Year.

The fiscal year of the corporation will be the same as the calendar year unless otherwise fixed by resolution of the Board of Directors.

9.4	Seal.

The Board of Directors may, but is not required to, adopt and alter a corporate seal, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.5	Representation of Shares of Other Corporations.

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

9.6	Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL will govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural number includes the singular, the term “including” means “including but not limited to,” and the term “person” includes a corporation, limited liability company, trust partnership or other entity and a natural person.

9.7	Facsimile or Electronic Signature.

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms ‘electronic mail,’ ‘electronic mail address,’ ‘electronic signature’ and ‘electronic transmission’ as used herein shall have the meanings ascribed thereto in the DGCL.

9.8	Annual Report.

The corporation will cause an annual report to be sent to the stockholders of the corporation to the extent required by applicable law. If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending an annual report to the stockholders of the corporation is hereby expressly waived (to the extent permitted under applicable law).

ARTICLE 10
AMENDMENTS

10.1	Amendments.

Subject to any voting requirements set forth in the corporation’s Certificate of Incorporation, these Bylaws or other bylaws of the corporation may be adopted, amended or repealed by the Board of Directors. The stockholders may make additional Bylaws and may adopt, amend or repeal any bylaws whether such bylaws were originally adopted by them or otherwise.